Exhibit 10.5

AMENDMENT NO. 2

to the

Exclusive Patent License Agreement dated September 25, 2020

Between

INNOVAZONE LLC

1401 Sawgrass Corporate Parkway, Suite 118, Sunrise, Florida 33323

and

FARMALIDER S.A. (“Farmalider”)

CL la Granja l, 32, 28108.-Alcobendas (Madrid) Spain

(“LICENSORS”)

and

ASPARGO LABORATORIES INC

550 Sylvan Avenue, Suite 102, Englewood Cliffs, New Jersey 07632

(“Licensee” or “Aspargo”)

THIS AMENDMENT (this “Amendment”) to the Exclusive Patent License Agreement dated September 25, 2020 between Licensors and Licensee (the “Patent Agreement”) as amended by AMENDMENT NO. 1 to the Patent Agreement dated as of June 9, 2021 is made as of December 27, 2021 (the “Effective Date”).

WHEREAS, Licensors and Licensee (the “Parties” and each, a “Party”) entered into the Patent Agreement whereby Licensors, in accordance with the conditions set forth in the Patent Agreement, granted to Licensee and its Affiliates during the Term an exclusive, sublicensable right and license under the Licensed Patents and Licensed Know-How to research, develop, make, manufacture, register, commercialize, use, market, offer to sell, sell, import, and distribute the Licensed Product in the International Territory;

WHEREAS, the Parties entered into AMENDMENT NO. 1 to the Patent Agreement dated as of June 9, 2021 (“Amendment #1”), which among other things, modifies the list of jurisdictions included in the International Territory and provides for the payment of sales-based royalties by Aspargo to the Licensors as compensation for the rights granted by the Licensors to Aspargo in the Patent Agreement as amended by Amendment #1;

WHEREAS, the Parties desire to amend the Patent Agreement to include the jurisdictions of Mexico, Guatemala, El Salvador, Honduras, Nicaragua, Costa Rica, Panama and Dominican Republic in the International Territory;

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NOW THEREFORE, considering the above-mentioned circumstances, the Parties hereby agree as follows:

1.               The capitalized terms used in this Amendment shall have the meaning as defined herein or, as applicable, the same meaning as defined in the Patent Agreement or Amendment #1.

2.               Jurisdictions. Schedule 1 attached to the Patent Agreement as amended by Amendment #1 entitled, Expanded Territory & Patents, is hereby amended to add the jurisdictions of Mexico, Guatemala, El Salvador, Honduras, Nicaragua, Costa Rica, Panama and Dominican Republic to the list of jurisdictions included in the International Territory as shown on updated Schedule 1 attached hereto.

3.               Consideration. In consideration of the expansion of the International License to cover Mexico, Guatemala, El Salvador, Honduras, Nicaragua, Costa Rica, Panama and Dominican Republic Licensee shall pay to Licensors a total of four hundred thousand US Dollars ($400,000) on the Effective Date.

4.               All other contractual terms and conditions of the Patent Agreement as amended by Amendment #1, which are not contrary to this Amendment, remain in full force and effect and shall apply to the subject matter of this Amendment. Should there exist any contradictions between this Amendment and the Patent Agreement as amended by Amendment #1, the provisions of this Amendment shall prevail.

Signature page follows

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This Amendment may be signed in any number of counterparts, each of which, when signed, shall be an original and all of which together evidence the same agreement.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above by their respective officers thereunto duly authorized.

LICENSORS: INNOVAZONE LABS LLC
By: /s/ Camilo Rey_____________ Camilo Rey Director FARMALIDER, S.A. By: /s/ José Luis Berenguer______ José Luis Berenguer CEO
LICENSEE: ASPARGO LABORATORIES, INC.
By: /s/ Michael Demurjian_______ Michael Demurjian CEO & Chairman Board of Directors

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SCHEDULE 1

EXPANDED TERRITORY & PATENTS

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